Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports third quarter 2018 earnings of $0.35 per diluted share; $0.39 earnings per diluted share on a guidance basis, excluding impacts associated with the pending merger with Vectren

Company anticipates achieving the high end of its $1.50-$1.60 2018 EPS guidance range,

excluding impacts associated with the pending merger with Vectren

Houston—Nov. 8, 2018—CenterPoint Energy, Inc. (NYSE: CNP) today reported net income available to common shareholders of $153 million, or $0.35 per diluted share, for the third quarter of 2018, compared with $169 million, or $0.39 per diluted share for the third quarter of 2017. On a guidance basis, and excluding impacts associated with the pending merger with Vectren, third quarter 2018 earnings were $0.39 per diluted share, consisting of $0.25 from utility operations and $0.14 from midstream investments. Third quarter 2017 earnings on a guidance basis were $0.38 per diluted share, consisting of $0.28 from utility operations and $0.10 from midstream investments.

Operating income for the third quarter of 2018 was $226 million, compared with $297 million in the third quarter of 2017. For the third quarter of 2017 operating income was increased and other income decreased by $18 million in accordance with the retrospective adoption earlier this year of the accounting standard for compensation-retirement benefits (ASU 2017-07). Equity income from midstream investments was $81 million for the third quarter of 2018, compared with $68 million for the third quarter of 2017.

“Our businesses performed well this quarter, in line with our expectations, and we remain on track to achieve the high end of our EPS guidance range,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “In addition, the remaining approvals required for our pending merger with Vectren are on schedule, and we expect the transaction to be completed in the first quarter of 2019.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $227 million for the third quarter of 2018, consisting of $214 million from the regulated electric transmission & distribution utility operations (TDU) and $13 million related to securitization bonds. Operating income for the third quarter of 2017 was $254 million, consisting of $236 million from the TDU and $18 million related to securitization bonds.

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Operating income for the TDU benefited primarily from rate relief, customer growth and higher equity return related to the annual true-up of transition charges. These benefits were more than offset by higher operation and maintenance expenses, lower revenues reflecting the lower federal income tax rate due to the Tax Cuts and Jobs Act (TCJA), and higher depreciation and amortization expense.

The retrospective adoption of ASU 2017-07 resulted in an increase to TDU operating income and a corresponding decrease to other income of $7 million for the third quarter of 2017.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $3 million for the third quarter of 2018, compared with $25 million for the third quarter of 2017. Operating income benefited from rate relief and weather and usage, driven by the timing of a decoupling mechanism in Minnesota. These increases were more than offset by higher operation and maintenance expenses, higher depreciation and amortization expense and lower revenues reflecting the lower federal income tax rate due to the TCJA.

The retrospective adoption of ASU 2017-07 resulted in an increase to natural gas distribution operating income and a corresponding decrease to other income of $5 million for the third quarter of 2017.

Energy Services

The energy services segment reported an operating loss of $9 million for the third quarter of 2018, which included a mark-to-market gain of $1 million, compared with operating income of $7 million for the third quarter of 2017, which included a mark-to-market gain of $2 million. Excluding mark-to-market adjustments, the operating loss was $10 million for the third quarter of 2018 compared with operating income of $5 million for the third quarter of 2017. Operating income decreased due to lower margin, resulting from reduced opportunities to optimize natural gas supply costs and timing impacts related to natural gas storage activity, and higher operation and maintenance expense. Energy Services remain on track to achieve their core operating income target of $70-$80 million for 2018.

Midstream Investments

The midstream investments segment reported $81 million of equity income for the third quarter of 2018, compared with $68 million in the third quarter of 2017.

Other Operations

The other operations segment reported operating income of $5 million for the third quarter of 2018, compared with operating income of $11 million in the third quarter of 2017. This decrease is primarily due to costs related to the pending merger with Vectren.

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Earnings Outlook

CenterPoint Energy anticipates achieving the high end of the $1.50-$1.60 EPS guidance range for 2018, excluding impacts associated with the pending merger with Vectren. These impacts include integration planning and transaction-related fees and expenses. In addition, the company has issued $5.2 billion of debt and equity securities to fund the pending merger with Vectren. Therefore, 2018 is expected to have higher net interest expense and a higher common stock share count, the effects of which are not included in the 2018 EPS guidance range set forth above. This guidance is inclusive of Enable’s 2018 net income guidance. The guidance range assumes ownership of 54.0 percent of the common units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream and effective tax rates. CenterPoint Energy does not include other potential Enable Midstream impacts on guidance, such as any changes in accounting standards or unusual items.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities (other than those to fund the pending merger with Vectren), and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation.

Utility operations EPS includes all earnings except those related to Midstream Investments (utility operations EPS includes the Enable Series A Preferred Units).

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy services business. CenterPoint Energy’s guidance does not currently reflect impacts associated with the pending merger with Vectren.

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	Quarter Ended
	September 30, 2018		September 30, 2017
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$153	$0.35	$169	$0.39
Midstream Investments	(60)	(0.14)	(42)	(0.10)

Utility Operations (1)	93	0.21	127	0.29

Timing effects impacting CES(2):
Mark-to-market gains (net of taxes of $0 and $1)(3)	(1)	—	(1)	—
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $9 and $13) (3)(4)	(34)	(0.08)	(24)	(0.06)
Indexed debt securities (net of taxes of $10 and $13) (3)	34	0.08	23	0.05

Utility operations earnings on an adjusted guidance basis	$92	$0.21	$125	$0.28

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$92	$0.21	$125	$0.28
Midstream Investments	60	0.14	42	0.10

Consolidated on a guidance basis	$152	$0.35	$167	$0.38

Impacts associated with the Vectren merger (net of taxes of $2) (3)	18	0.04	—	—
Utility Operations on a guidance basis, excluding impacts associated with the Vectren merger	$110	$0.25	$125	$0.28
Midstream Investments	60	0.14	42	0.10

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger	$170	$0.39	$167	$0.38

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc.

Results prior to January 31, 2018 also included Time Inc.

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Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2018. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, November 8, 2018, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp. Enable Midstream Partners owns, operates and develops natural gas and crude oil infrastructure assets. With more than 8,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, go to www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; (G) access to debt and equity capital; and (H) the availability and prices of raw materials and services for current and future construction projects; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-rate regulated products and services and effects of energy efficiency measures and demographic patterns; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) future economic conditions in regional and national markets and their effect on sales, prices and costs; (5) weather variations and other natural phenomena, including the impact of severe weather

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events on operations and capital; (6) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (7) CenterPoint Energy’s expected timing, likelihood and benefits of completion of CenterPoint Energy’s pending merger with Vectren Corporation (Vectren), including the timing, receipt and terms and conditions of any required approvals by regulatory agencies that could reduce anticipated benefits or cause the parties to delay or abandon the pending transactions, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects; (8) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (9) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (10) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (11) actions by credit rating agencies, including any potential downgrades to credit ratings; (12) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (13) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (14) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (15) the impact of unplanned facility outages; (16) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (17) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investments; (18) CenterPoint Energy’s ability to control operation and maintenance costs; (19) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (20) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (21) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (22) changes in rates of inflation; (23) inability of various counterparties to meet their obligations to CenterPoint Energy; (24) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (25) the extent and effectiveness of CenterPoint Energy’s risk management and hedging activities, including but not limited to, its financial and weather hedges and commodity risk management activities; (26) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (27) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of interests in Enable, if any, whether through CenterPoint Energy’s decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (28) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition or divestiture plans; (29) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (30) the outcome of litigation; (31) the ability of retail electric providers (REPs), including REP affiliates of NRG and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (32) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc., Reliant Energy and RRI), a wholly-owned subsidiary of NRG Energy, Inc. (NRG), and its subsidiaries, currently the subject of bankruptcy proceedings, to satisfy their obligations to CenterPoint Energy, including indemnity obligations, which may be contested by GenOn; (33) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (34) the timing and outcome of any audits, disputes and other proceedings related to taxes; (35) the effective tax rates; (36) the effect of changes in and application of accounting standards and pronouncements; and (37) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Risks Related to the Merger

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that CenterPoint Energy or Vectren may be unable to obtain regulatory approvals required for the proposed transactions, or that required regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (3) the risk that a condition to the closing of the proposed transactions may not be satisfied, (4) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (5) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (6) the timing to consummate the proposed transactions, (7) the costs incurred to consummate the proposed transactions, (8) the possibility that the expected cost savings,

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synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (9) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (10) the credit ratings of the companies following the proposed transactions, (11) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and (12) the diversion of management time and attention on the proposed transactions.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy’s guidance does not currently reflect impacts associated with the pending merger with Vectren. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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7

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018	2017 (1)
Revenues:
Utility revenues	$1,299	$1,233	$4,534	$4,001
Non-utility revenues	913	865	3,019	2,975

Total	2,212	2,098	7,553	6,976

Expenses:
Utility natural gas	134	106	959	706
Non-utility natural gas	864	832	2,927	2,843
Operation and maintenance	567	501	1,714	1,562
Depreciation and amortization	326	269	982	749
Taxes other than income taxes	95	93	307	288

Total	1,986	1,801	6,889	6,148

Operating Income	226	297	664	828

Other Income (Expense):
Gain on marketable securities	43	37	66	104
Loss on indexed debt securities	(44)	(36)	(316)	(59)
Interest and other finance charges	(90)	(80)	(259)	(235)
Interest on securitization bonds	(16)	(18)	(46)	(58)
Equity in earnings of unconsolidated affiliates	81	68	208	199
Other - net	9	(1)	16	(2)

Total	(17)	(30)	(331)	(51)

Income Before Income Taxes	209	267	333	777
Income Tax Expense	51	98	85	281

Net Income	158	169	248	496

Series A Preferred Dividend Requirement	5	—	5	—

Income Available to Common Shareholders	$153	$169	$243	$496

(1)	Restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2018	2017 (1)	2018	2017 (1)
Basic Earnings Per Common Share	$0.35	$0.39	$0.56	$1.15

Diluted Earnings Per Common Share	$0.35	$0.39	$0.56	$1.14

Dividends Declared per Common Share	$0.2775	$0.2675	$0.5550	$0.8025
Dividends Paid per Common Share	$0.2775	$0.2675	$0.8325	$0.8025
Weighted Average Common Shares Outstanding (000):
- Basic	431,554	431,026	431,437	430,939
- Diluted	434,891	434,086	434,774	433,999
Operating Income (Loss) by Segment (1)
Electric Transmission & Distribution:
TDU	$214	$236	$480	$453
Bond Companies	13	18	43	58

Total Electric Transmission & Distribution	227	254	523	511
Natural Gas Distribution	3	25	166	235
Energy Services	(9)	7	(20)	58
Other Operations	5	11	(5)	24

Total	$226	$297	$664	$828

(1)	Operating income for the three and nine months ended September 30, 2017 has been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$735	$729	1%	$2,009	$1,944	3%
Bond Companies	162	114	42%	493	290	70%

Total	897	843	6%	2,502	2,234	12%

Expenses:
Operation and maintenance, excluding Bond Companies	367	337	(9%)	1,056	1,018	(4%)
Depreciation and amortization, excluding Bond Companies	95	97	2%	293	296	1%
Taxes other than income taxes	59	59	—	180	177	(2%)
Bond Companies	149	96	(55%)	450	232	(94%)

Total	670	589	(14%)	1,979	1,723	(15%)

Operating Income	$227	$254	(11%)	$523	$511	2%

Operating Income:
TDU	$214	$236	(9%)	$480	$453	6%
Bond Companies	13	18	(28%)	43	58	(26%)

Total Segment Operating Income	$227	$254	(11%)	$523	$511	2%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	10,554,656	10,419,309	1%	24,486,317	23,511,716	4%
Total	27,014,925	26,452,650	2%	70,346,601	67,956,180	4%
Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	101%	101%	0%	104%	106%	(2%)
Heating degree days	0%	0%	0%	95%	42%	53%
Number of metered customers—end of period:
Residential	2,188,211	2,156,624	1%	2,188,211	2,156,624	1%
Total	2,475,018	2,435,558	2%	2,475,018	2,435,558	2%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$410	$398	3%	$2,058	$1,791	15%
Natural gas	120	117	(3%)	972	742	(31%)

Gross Margin	290	281	3%	1,086	1,049	4%

Expenses:
Operation and maintenance	183	157	(17%)	592	516	(15%)
Depreciation and amortization	73	66	(11%)	210	194	(8%)
Taxes other than income taxes	31	33	6%	118	104	(13%)

Total	287	256	(12%)	920	814	(13%)

Operating Income	$3	$25	(88%)	$166	$235	(29%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	13	13	—	123	94	31%
Commercial and Industrial	53	50	6%	208	189	10%

Total Throughput	66	63	5%	331	283	17%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	119%	60%	59%	103%	73%	30%
Number of customers—end of period:
Residential	3,205,916	3,179,284	1%	3,205,916	3,179,284	1%
Commercial and Industrial	255,244	253,041	1%	255,244	253,041	1%

Total	3,461,160	3,432,325	1%	3,461,160	3,432,325	1%

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$920	$871	6%	$3,065	$2,998	2%
Natural gas	897	839	(7%)	2,998	2,865	(5%)

Gross Margin	23	32	(28%)	67	133	(50%)

Expenses:
Operation and maintenance	28	22	(27%)	74	65	(14%)
Depreciation and amortization	4	3	(33%)	12	9	(33%)
Taxes other than income taxes	—	—	—	1	1	—

Total	32	25	(28%)	87	75	(16%)

Operating Income (Loss)	$(9)	$7	(229%)	$(20)	$58	(134%)

Timing impacts of mark-to-market gain (loss)	$1	$2	(50%)	$(71)	$23	(409%)

Energy Services Operating Data:
Throughput data in BCF	307	272	13%	993	864	15%

Number of customers—end of period	30,000	31,000	(3%)	30,000	31,000	(3%)

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$3	$4	(25%)	$11	$11	—
Expenses	(2)	(7)	(71%)	16	(13)	(223%)

Operating Income (Loss)	$5	$11	(55%)	$(5)	$24	(121%)

Capital Expenditures by Segment (Millions of Dollars) (Unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018	2017
Capital Expenditures by Segment
Electric Transmission & Distribution	$252	$192		$669	$616
Natural Gas Distribution	170	158		409	386
Energy Services	5	1		13	5
Other Operations	7	7		35	19

Total	$434	$358		$1,126	$1,026

Interest Expense Detail (Millions of Dollars) (Unaudited)

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018	2017
Interest Expense Detail
Amortization of Deferred Financing Cost	$16	$6		$34	$17
Capitalization of Interest Cost	(2)	(2)		(6)	(6)
Transition and System Restoration Bond Interest Expense	16	18		46	58
Other Interest Expense	76	76		231	224

Total Interest Expense	$106	$98		$305	$293

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$293	$260
Other current assets	2,433	3,135

Total current assets	2,726	3,395

Property, Plant and Equipment, net	13,653	13,057

Other Assets:
Goodwill	867	867
Regulatory assets	1,934	2,347
Investment in unconsolidated affiliate	2,457	2,472
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	228	235

Total other assets	5,849	6,284

Total Assets	$22,228	$22,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$39
Current portion of securitization bonds long-term debt	456	434
Indexed debt	25	122
Current portion of other long-term debt	50	50
Other current liabilities	2,050	2,424

Total current liabilities	2,581	3,069

Other Liabilities:
Accumulated deferred income taxes, net	3,220	3,174
Regulatory liabilities	2,506	2,464
Other non-current liabilities	1,161	1,146

Total other liabilities	6,887	6,784

Long-term Debt:
Securitization bonds	1,045	1,434
Other	6,207	6,761

Total long-term debt	7,252	8,195

Shareholders’ Equity	5,508	4,688

Total Liabilities and Shareholders’ Equity	$22,228	$22,736

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2018	2017 (1)
Cash Flows from Operating Activities:
Net income	$248	$496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,016	767
Deferred income taxes	33	185
Write-down of natural gas inventory	2	—
Equity in earnings of unconsolidated affiliate, net of distributions	(15)	(199)
Changes in net regulatory assets	44	(135)
Changes in other assets and liabilities	341	(102)
Other, net	10	16

Net Cash Provided by Operating Activities	1,679	1,028
Net Cash Used in Investing Activities	(674)	(897)
Net Cash Used in Financing Activities	(970)	(279)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	35	(148)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	296	381

Cash, Cash Equivalents and Restricted Cash at End of Period	$331	$233

(1)	Restated to reflect the adoption of ASU 2016-15 and 2016-18.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.